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                                                                     EXHIBIT 4.7

                            SECOND AMENDMENT TO THE
             OILFIELD SERVICES DIVISION SAVINGS AND INVESTMENT PLAN

ICO Worldwide, Inc. (the "Employer") having heretofore adopted the Oilfield Services Division Savings and Investment Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of April 3, 2000, pursuant to the power reserved to the Employer in Section 17.1 of the Plan, hereby amends the Plan Agreement as set forth below.

1. Subsection C.(8) of Section 3., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "(8) Entry Dates. Each employee in an eligible class who completes the age and service requirements specified above will begin to participate in the Plan on (check one):

               [ ]  (a)  The first day of the month in which he fulfills the requirements.

               [X]  (b)  The first of the following dates occurring after he fulfills the requirements (check one):

                         [X]  (i)    The first day of the month following the
                                     dates he fulfills the requirements
                                     (monthly).

                         [ ]  (ii)   The first day of the first, fourth, seventh
                                     and tenth months in a Plan Year
                                     (quarterly).

                         [ ]  (iii)  The first day of the first month and the
                                     seventh month in a Plan Year
                                     (semiannually).

               [ ]  (c)  Other:  _____ (May be no later than (i) the first day of the Plan Year after which he fulfills the requirements, and (ii) the date six months after the date on which he fulfills the requirements, which ever occurs first.)"

2. Subsection A.(1) of Section 4., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "(1) A Participant may make Elective Deferrals for each year in an amount not to exceed (check one):

               [X]  (a)  15% of his Earnings

               [ ]  (b)  ___% of his Earnings not to exceed $___ (specify a dollar amount)

               [ ]  (c)  $___ (specify a dollar amount."

3. Subsection A.(3) of Section 4., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "(3) A Participant may begin to make Elective Deferrals, or change the amount of his Elective Deferrals, as of the following dates (check one):

               [X]  (a)  First business day of each month (monthly).

               [ ]  (b)  First business day of the first, fourth, seventh and tenth months of the Plan Year (quarterly).
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              [ ]  (c)   First business day of the first and seventh months of
                         the Plan Year (semiannually).

              [ ]  (d)   First business day of the Plan Year only (annually).

              [ ]  (e)   Other: ___________"

4. Subsection B.(2) of Section 4., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

       "(2) Qualified Participant. In order to receive an allocation of Employer Matching Contributions for a Plan Year, an Employee must be a Qualified Participant for that purpose. Select below either
              (a) alone, or any combination of (b), (c) and (d).

              [ ]  (a)   To be a Qualified Participant eligible to receive
                         Employer Matching Contributions for a Plan Year, an
                         Employee must (check (i) or (ii)):

                         [ ]  (i)   Either be employed on the last day of the
                                    Plan Year, complete more than 500 Hours of Service in the Plan Year, or retire, die or become disabled in the Plan Year.

                         [ ]  (ii)  Either be employed on the last day of the
                                    Plan Year or complete more than 500 Hours of Service in the Plan Year.

              Stop here if you checked (a). If you did not check (a), check (b),
              (c) or (d) or any combination of (b), (c) and (d).

              To be a Qualified Participant eligible to receive Employer Matching Contributions for a Plan Year, an Employee must:

              [X]  (b)   Be credited with 1 (choose 1, 501 or 1,000) Hours of
                         Service in the Plan Year.

              [ ]  (c)   Be an Employee on the last day of the Plan Year.

              [X]  (d)   Retire, die or become disable during the Plan Year."

5. Subsection B. of Section 10., of the Plan Agreement is hereby amended effective October 1, 2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

       "B. Instructions (Plan Section 13.3). Investment instructions for amounts held under the Plan generally will be given by each Participant for his own Accounts and delivered to Putnam as indicated in the Service Agreement between Putnam and the Employer. Check below only if the Employer will make investment decisions under the Plan with respect to the following contributions made to the Plan. (Check all applicable options.)

              [ ]  (1)   The Employer will make all investment decisions with
                         respect to all employee contributions, including
                         Elective Deferrals, Participant Contributions,
                         Deductible Employee Contributions and Rollover
                         Contributions.

              [ ]  (2)   The Employer will make all investment decisions with
                         respect to all Employer contributions, including Profit
                         Sharing Contributions, Employer Matching Contributions,
                         Qualified Matching Contributions and Qualified
                         Nonelective Contributions.

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         [ ]  (3)   The Employer will make investment decision, with respect to
                    Employer Matching Contributions and Qualified Matching Contributions.

         [ ]  (4)   The Employer will make investment decisions with respect to
                    Qualified Nonelective Contributions.

         [ ]  (5)   The Employer will make investment decisions with respect to
                    Profit Sharing Contributions.

         [ ]  (6)   Other (Describe. An Employer may elect to make investment
                    decisions with respect to a specified portion of a specific type of contribution to the Plan.):

                    ----

                    ----
                        "
                    ----
6. In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS, WHEREOF, the Employer has caused the Second Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed as of the date signed below.

ICO WORLDWIDE, INC.                          PUTNAM FIDUCIARY TRUST COMPANY


By: /s/ STEPHEN E. VANBUREN                  By: /s/ KATHLEEN JOYCE
    -----------------------------                -----------------------------
Printe Name: Stephen E. VanBuren             Printe Name: Kathleen Joyce
             --------------------                         --------------------
Title: Plan Administrator                    Title: Vice President
       --------------------------                   --------------------------
Date: 12-12-01                               Date: 12-20-01
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